Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-227297) of Everest Reinsurance Holdings, Inc. of our report dated April 1, 2019 relating to the financial statements and financial statement schedules which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 1, 2019